PROSPECTUS	Filed pursuant to Rule 424(b)4 Registration No.333-287533

Up to 21,739,130 Ordinary Units (Each Contains One Ordinary Share,
One Series A Warrant*
to Purchase One
Ordinary Share and
One
Series B Warrant* to Purchase One Ordinary Share)
Up to 21,739,130 Pre-Funded Units (Each Contains One Pre-Funded Warrant,
One Series A Warrant* to Purchase One Ordinary Share and
One Series B Warrant* to Purchase One Ordinary Share)

*Up to 21,739,130 Series A Warrants to Purchase One Ordinary Share included in the Units or Pre-Funded Units

*Up to 21,739,130 Series B Warrants to Purchase One Ordinary Share included in the Units or Pre-Funded Units

Up to 21,739,130 Ordinary Shares included in the Ordinary Units
Up to 21,739,130 Ordinary Shares Underlying the Pre-Funded Warrants
Up to 21,739,130 Ordinary Shares Underlying the Series A Warrants
Up to 322,113,130 Ordinary Shares Underlying the Series B Warrants
(which contains a zero exercise price option)

GLOBAVEND HOLDINGS LIMITED

Globavend Holdings Limited (the “Company,” “Globavend,” the “registrant,” “we,” “our” or “us”) is offering on a best-efforts basis up to 21,739,130 ordinary units (“Ordinary Units”). Each Ordinary Unit consists of one ordinary share, par value US$0.001 per share (the “Ordinary Share”), one Series A warrant to purchase one Ordinary Share (each a “Series A Warrant”, and, collectively, the “Series A Warrants”), and one Series B warrant to purchase one Ordinary Share (each a “Series B Warrant”, and, collectively, the “Series B Warrants”), at the public offering price of $0.69 per Ordinary Unit (the “Offering”).

We are also offering to those purchasers, if any, whose purchase of the Ordinary Units in this Offering would result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this Offering, the opportunity to purchase, if they so choose, pre-funded units (“Pre-Funded Units” and collectively with the Ordinary Units, the “Units”), each consisting of one pre-funded warrant to purchase one Ordinary Share (each a “Pre-Funded Warrant,” and, collectively, the “Pre-Funded Warrants”), one Series A Warrant and one Series B Warrant in lieu of the Ordinary Units that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Ordinary Shares. The purchase price of each Pre-Funded Unit will equal the price per Ordinary Unit being sold to the public in this Offering minus $0.001 and the remaining exercise price of each Pre-Funded Warrants will equal $0.001 per share. For each Pre-Funded Unit that we sell, the number of Ordinary Units that we are offering will be decreased on a one-for-one basis. The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants are collectively referred to as the “Warrants.” The Warrants will not be listed on Nasdaq and are not expected to trade in any market.

The Series A Warrants and the Series B Warrants will be immediately exercisable and will expire on the one-year anniversary of the original issuance date. Each Series A Warrant will have an initial exercise price per share equal to 100% of the price per Ordinary Unit sold in this Offering. The exercise price of each Series A Warrant will be reset immediately following the thirtieth (30th) calendar day (the “Reset Date”) following the issuance date of the Series A Warrants to a price equal to 105% of the arithmetic average of the sum of the three lowest per share VWAPs (as defined below) of the Ordinary Shares on Nasdaq for the five (5) trading days immediately prior to the Reset Date, provided that such price shall not be lower than twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A) (i.e., the lower of (i) the closing price (as reflected on Nasdaq.com) of the Ordinary Shares immediately preceding the execution of the securities purchase agreement, or (ii) the average closing price of the Ordinary Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the execution of the securities purchase agreement) (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction), which is $0.1395 (the “Floor Price”).

Each Series B Warrant will have an exercise price per share equal to 170% of the price per Ordinary Unit sold in this Offering, or $1.173. “VWAP” means, with respect to any trading day, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on Nasdaq or a similar trading market (a “Trading Market”), the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of one Ordinary Share as determined by an independent appraiser pursuant to the terms of the applicable instrument. A holder of Series B Warrants may, at any time and in its sole discretion, exercise its Series B Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Ordinary Shares equal to the product of (a) the number of Ordinary Shares that would be issuable upon exercise of the Series B Warrant in accordance with the terms of such Series B Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the lowest VWAP of the Ordinary Shares during the five (5) trading days immediately prior to the date that the applicable exercise date (such VWAP, the “Low Price”) by (ii) 50% of the Low Price. This “zero exercise price” option is only available at a time when the applicable Low Price is lower than the then applicable Exercise Price. At no time can the Low Price be lower than the Floor Price. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive Ordinary Shares when they could elect the “zero exercise price” option in these circumstances to receive more Ordinary Shares than they would receive if they did pay an exercise price. As an example, given the above provisions, holders of the Series A Warrants will be issued a maximum of 21,739,130 Ordinary Shares upon the exercise of the Series A Warrants. Each Series B Warrant includes one underlying Ordinary Share that may be obtained by exercising the Series B Warrant at the exercise price equal to 170% of the price per Ordinary Unit sold in this Offering; however if the holder elects the zero exercise price option, the number of shares of Ordinary Shares could increase to up to 322,113,130 Ordinary Shares underlying each Series B Warrant if the Low Price for the Ordinary Shares decreases to and equals the Floor Price at the time of such election. As such, holders of the Series B Warrants may elect to be issued up to 322,113,130 Ordinary Shares upon the exercise of the Series B Warrants assuming the $0.1395 Floor Price.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Ordinary Shares and the Pre-Funded Warrants can each be purchased in this offering only with the accompanying Series A Warrants and Series B Warrants as part of the Ordinary Units or Pre-Funded Units, respectively, but the component parts of the Units will be immediately separable and issued separately in this Offering.

We are also registering all of the Ordinary Shares issuable from time to time upon full exercise of each of the Pre-Funded Warrants, Series A Warrants and Series B Warrants included in the Ordinary Units and Pre-Funded Units offered hereby.

Our Ordinary Shares are listed on Nasdaq under the symbol “GVH”. The last reported sale price of our Ordinary Shares on Nasdaq on June 25, 2025 was $0.695 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Ordinary Units, Pre-Funded Units or the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

We held an Extraordinary General Meeting on April 28, 2025, where the shareholders of the Company passed a special resolution to increase the authorized share capital of the Company from US$50,000 divided into 50,000,000 shares of US$0.001 par value each to US$2,000,000 divided into 2,000,000,000 shares of US$0.001 par value each and adopted the Second Amended and Restated Memorandum and Articles of Association. Pursuant to the Second Amended and Restated Memorandum and Articles of Association, the board of directors of the Company (the “Board”) is empowered to authorize by resolutions from time to time the issuance of one or more classes or series of preferred or other shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of shares then outstanding) to the extent permitted by the Companies Act (as amended) without further approval of the shareholders. In addition, we also obtained shareholder approval which empowers the Board to effect a reserve stock spilt of our Ordinary Shares with a ratio ranging from two Ordinary Shares to one Ordinary Share to two hundred and fifty Ordinary Shares to one Ordinary Share (the “Reverse Stock Split”).

The number of Units offered in this prospectus and all other applicable information has been determined based on the public offering price of $0.69 per Ordinary Unit. The actual number of Units sold in the Offering will be determined between us and Univest Securities, LLC (the “Placement Agent”) and purchasers based on market conditions at the time of pricing and may reflect a discount to the current market price for our Ordinary Shares.

Because there is no minimum offering amount required as a condition to closing this Offering, we may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Offering will not receive a refund in the event that we do not sell an amount of Units sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this Offering. Also, any proceeds from the sale of Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors,” beginning on page 14. We may undertake one or more closings for the sale of the Units to the investors. We held an initial closing on June 27, 2025, but the offering will be terminated by July 16, 2025 provided that the closing(s) of this Offering for all of the Units have not occurred by such date. Any extensions or material changes to the terms of this Offering will be contained in an amendment to this prospectus.

Given the relative lack of liquidity in our stock, sales of the Units under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

On August 16, 2024, we received a notice from Nasdaq that we were not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) as the minimum bid price of our Ordinary Shares had been below $1.00 per share (the “Minimum Bid Price”) for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had until February 12, 2025 to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. On February 13, 2025, the Company received a letter from Nasdaq, indicating that the Company is granted an additional 180 calendar days, or until August 11, 2025, to regain compliance with the Minimum Bid Price Requirement or be subject to delisting. In the event we did not regain compliance with the Minimum Bid Price Requirement by August 11, 2025, our Ordinary Shares would become subject to delisting. On May 23, 2025, we received a notification letter from Nasdaq confirming that we evidenced a closing bid price at or greater than $1.00 per share for the last 10 consecutive business days, from May 9, 2025 to May 22, 2025, and that we have regained compliance with the Minimum Bid Price Requirement. See our Current Report on Form 6-K filed with the SEC on May 27, 2025 incorporated by reference in this prospectus. However, the sale of a substantial number of Ordinary Shares as a result of this Offering in addition to the Ordinary Shares that may be issued as a result of the exercise of the Warrants issued in this Offering may cause the price of our Ordinary Shares to fall below the Minimum Bid Price leading to non-compliance with the Minimum Bid Price Requirement, which could result in our Ordinary Shares being delisted from Nasdaq. See “Risk Factors — Risks related to our Ordinary Shares — The sale of a substantial number of Ordinary Shares as a result of this Offering in addition to the Ordinary Shares that may be issued as a result of the exercise of the Warrants issued in this Offering could cause the price of our Ordinary Shares fall below the minimum bid price requirements required by the Nasdaq Listing Rules and our Ordinary Shares could be delisted from Nasdaq.” in this prospectus.

This Offering includes the offering of, among other things, the Series B Warrants, which contain a zero exercise price feature. We are aware of public disclosures by other Nasdaq-listed companies disclosing that such companies received notification letters from Nasdaq indicating that Nasdaq determined to delist such companies or impose an immediate trading halt as a result of public interest concerns related to offerings of warrants with zero exercise price or similar features, the terms of which, or the potential dilutive effect of which, are similar to this Offering (and in some cases, less dilutive than this Offering). To date, Nasdaq has not released formal guidance as to an acceptable level of dilution or terms with respect to these offering structures. As such, Nasdaq may also delist our Ordinary Shares for public interest concerns resulting from the dilutive impact and terms of the common warrants in this Offering regardless of whether we are in compliance with other continued listing criteria of Nasdaq.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our HK Subsidiaries (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to Globavend Holdings, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “Globavend HK” is to Globavend (HK) Limited, our operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of Globavend Holdings, the holding company in the Cayman Islands, instead of the shares of our HK Subsidiaries, including Globavend HK. Investors in this Offering may never directly hold any equity interests in our HK Subsidiaries, including Globavend HK.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 14 of this prospectus, as well as “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F (the “Annual Report”) and in other documents incorporated by reference into this prospectus. Nasdaq may also delist our Ordinary Shares for public interest concerns resulting from the dilutive impact and terms of the Warrants in this Offering.

Our operations are principally located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Additionally, all of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to Globavend Holdings or Globavend HK, given the substantial operations of our sole operating subsidiary in Hong Kong and the possibilities that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operation of our HK Subsidiaries, their ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our Company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this Offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 6.

We are headquartered in Hong Kong and not mainland China. We do not use VIEs in our corporate structure. We, through our indirect wholly-owned subsidiary, Globavend HK, engage in the provision of end-to-end supply chain solutions in Hong Kong, Australia and New Zealand as an e-commerce logistics provider.

As of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) each of our HK Subsidiaries was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even the delisting of our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises.” The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”). According to the CSRC Filing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work and shall not disclose state secrets or harm the state and public interests.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offerings and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

Management understands that as of the date of this prospectus neither of its HK Subsidiaries has any operations in China and thus is not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While its HK Subsidiaries have no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this Offering as we do not believe that any of our HK Subsidiaries would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) each of our HK Subsidiaries is organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in China; (iii) as of date of this prospectus, neither of our HK Subsidiaries has collected nor stored personal information of any PRC individual clients, which also make up far less than one million users; and (iv) as of the date of this prospectus, neither of our HK Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its HK Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, neither of our HK Subsidiaries requires any requisite permissions or approvals from the Hong Kong authorities to operate its respective businesses. Each of our HK Subsidiaries has received all requisite permissions or approvals from the Hong Kong authorities to operate its respective businesses in Hong Kong, including but not limited to its respective business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on Management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that neither of our HK Subsidiaries is required to obtain any permissions or approvals from any Chinese authorities to operate its respective businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. ZH CPA, LLC was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before our Ordinary Shares may be prohibited from trading or delisted” in our Annual Report, which is incorporated by reference herein.

No regulatory approval is required for Globavend Holdings to transfer cash to its subsidiaries: subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our HK Subsidiaries subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and memorandum and articles of association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI. As a holding company, Globavend Holdings may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Globavend Holdings’ subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Globavend Holdings. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 3 and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” in our Annual Report, which is incorporated by reference herein.

During the years ended September 30, 2022, 2023 and 2024, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2024, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the entire amount due to our Controlling Shareholder.

We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments. See “Dividend Policy” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Unit	Per Pre-Funded Unit	Total
Public offering price	$0.69	$0.689	$14,999,999.70
Placement Agent commissions(1)	$0.0483	$0.0483	$1,050,000.00
Proceeds, before expenses, to us(2)	$0.6417	$0.6407	$13,949,999.70

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the gross proceeds of this Offering, a non-accountable expense allowance equal to half percent (0.5%) of the gross proceeds raised and to reimburse the Placement Agent for certain expenses incurred relating to this Offering in the amount of $125,000. See “Plan of Distribution” for a description of compensation and other items of value payable to the Placement Agent.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants.

We have engaged the Placement Agent as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of the Units. Because there is no minimum offering amount required as a condition to closing in this Offering the actual public offering amount, the Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent’s fees set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

Univest Securities, LLC

The date of this prospectus is June 26, 2025.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus.

Globavend Holdings is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the second amended and restated articles of association of our Company (as amended from time to time), adopted at the EGM on April 28, 2025 which became effective on April 30, 2025, as amended, supplemented and/or otherwise modified from time to time;

●	“AUD” or “A$” are to Australian dollar(s), the lawful currency of Australia;

●	“BVI” is to the British Virgin Islands;

●	“Companies Act” is to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” and “Globavend Holdings” are to Globavend Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability on May 22, 2023;

●	“Controlling Shareholder” is to Mr. Wai Yiu Yau, the ultimate beneficial owner of Ordinary Shares representing approximately 76.4% of the issued capital of the Company as of the date of this prospectus. See “Management” and “Principal Shareholders” in our Annual Report, which is incorporated by reference herein, for more information;

●	“EGM” is to the extraordinary general meeting of the Company held on April 28, 2025;

●	“Exchange Act” is to the US Securities Exchange Act of 1934, as amended;

●	“Globavend BVI” is to Globavend Associates Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of Globavend Holdings;

●	“Globavend HK” is to Globavend (HK) Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings and our operating subsidiary in Hong Kong;

●	“Globavend Warehouse” is to Globavend Warehouse Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings incorporated for investment holding purposes;

●	“HK Subsidiaries” are to Globavend HK and Globavend Warehouse;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” is to Hong Kong special administrative region of the People’s Republic of China;

●	“Independent Third Party” is to a person or company who or which is independent of and is not a 5% beneficial owner of, does not control and is not controlled by or under common control with any 5% beneficial owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” is to an initial public offering of securities;

●	“Memorandum” or “Memorandum of Association” are to the second amended and restated memorandum of association of our Company (as amended from time to time), adopted at the EGM on April 28, 2025 which became effective on April 30, 2025, as amended, supplemented and/or otherwise modified from time to time;

●	“Nasdaq” is to The Nasdaq Stock Market LLC;

●	“Ordinary Shares” or “Shares” are to our ordinary shares, par value $0.001 per ordinary share;

●	“PCAOB” is to Public Company Accounting Oversight Board;

ii

●	“PRC” or “China” are to the People’s Republic of China, and “mainland China”, unless otherwise specified herein, is to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, are to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

●	“PRC laws” are to all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“SEC” or “U.S. Securities and Exchange Commission” are to the United States Securities and Exchange Commission;

●	“Securities Act” is to the US Securities Act of 1933, as amended;

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Globavend Holdings is a holding company with operations conducted in Hong Kong through Globavend HK in Hong Kong. The reporting currency of our HK Subsidiaries is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars were calculated at the buying rate of US$ = HK$7.8, being the pegged rate determined by the linked exchange rate system in Hong Kong. All translations from Australian dollars to U.S. dollars and from U.S. dollars to Australian dollars in this prospectus were calculated at the noon buying rate of US$1 = A$0.69 as certified for customs purposes by the Federal Reserve Bank of New York on the trading day of September 30, 2024. No representation is made that the HK$ or A$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully and the documents incorporated by reference herein, including sections titled “Risk Factors” in this prospectus, “Item 3. Key Information”, Item 5 “Operating and Financial Review and Prospects”, Item 7 Major Shareholders and Related Party Transactions, Item 8, “Financial Information” in our Annual Report on Form 20-F (the “Annual Report”) incorporated by reference in this prospectus. Unless the context otherwise requires, all references to “Globavend Holdings,” “we,” “us,” “our,” the “Company,” and similar designations refer to Globavend Holdings Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Business Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, Globavend HK. Since June 2023, we have established our principal executive office in Perth, Australia.

Founded in 2016, we are an emerging e-commerce logistics provider providing end-to-end logistics solution in Hong Kong, Australia and New Zealand. Our business spans Hong Kong, four cities in Australia and New Zealand through our own business presence and the presence of our service providers. Our customers are primarily enterprise customers, namely, e-commerce merchants, or operators of e-commerce platforms, in providing business-to-consumer (B2C) transactions.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong to Australia and New Zealand, where we provide customers with a one-stop solution, from pre-carriage parcel drop off to parcel consolidation, air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems or point of sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

Our revenue for the years ended September 30, 2022, 2023 and 2024 are $24,021,196, $18,586,528 and $16,540,179, respectively.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We are an accredited cargo agent by the International Air Transport Association;

●	We have a stable business relationship with air freight carriers which enhances our competitiveness in our business;

●	We have established a strong presence in Australia and New Zealand;

●	We offer cost-efficient customizable, one-stop integrated cross-border logistics and air freight forwarding services to accommodate our customers’ various logistics needs;

●	Our proprietary all-in-one shipping solution provides operational efficiency and facilitates effective logistics management; and

●	Our management and staff have extensive experience and in-depth industry knowledge.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Enhance our business presence in Hong Kong, Australia and New Zealand;

●	Enhance the use of information technology into intelligent delivery and collection solutions;

●	Expand our logistics services into different verticals of the logistics supply chain;

●	Upgrade our warehousing facilities;

●	Pursue strategic alliances and select acquisition opportunities; and

●	Further enhance our sales and marketing effort using “big data” and additional sales personnel.

Corporate History and Structure

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands that wholly-owns our subsidiary, Globavend Associates Limited (“Globavend BVI”), a company incorporated under the laws of the BVI, that in turn wholly owns Globavend HK and Globavend Warehouse, our subsidiaries in Hong Kong.

In November 2023, we completed our initial public offering and listed our Ordinary Shares on Nasdaq under the symbol “GVH”. We raised approximately US$3.0 million in net proceeds from the issuance of new Ordinary Shares from the initial public offering after deducting underwriting discounts, commissions and expenses.

The charts below illustrate our corporate structure and subsidiaries as of the date of this prospectus:

We are a “controlled company” as defined under the rules and regulations of Nasdaq because, as of the date of this prospectus, our Controlling Shareholder owns approximately 76.4% of our total issued and outstanding Ordinary Shares, representing approximately 76.4% of the total voting power.

Holding Company Structure

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our HK Subsidiaries. This is an offering of the Ordinary Shares of Globavend Holdings, the holding company in the Cayman Islands, instead of the shares of our HK Subsidiaries. Investors in this Offering will not directly hold any equity interests in any of our HK Subsidiaries.

As a result of our corporate structure, Globavend Holdings’ ability to pay dividends may depend upon dividends paid by our HK Subsidiaries, including Globavend HK. If our HK Subsidiaries, including our existing operating subsidiary Globavend HK, or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of our HK Subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of Globavend Holdings to transfer cash to its subsidiaries is subject to the due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts. Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our HK Subsidiaries, including our Hong Kong operating subsidiary Globavend HK, subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and memorandum and articles of association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI.

The ability of Globavend BVI, the direct subsidiary of Globavend Holdings, to transfer cash to Globavend Holdings is subject to the BVI Business Companies Act (as amended), according to which, Globavend BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of our HK Subsidiaries to transfer cash to Globavend BVI is subject to the Companies Ordinance of Hong Kong, according to which our HK Subsidiaries may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Currently, all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on any transfer of cash from Globavend Holdings to our HK Subsidiaries, or from our HK Subsidiaries to Globavend Holdings and the investors in the U.S.

During the years ended September 30, 2022, 2023 and 2024, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the years ended September 30, 2024, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the entire amount due to our Controlling Shareholder.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. Our HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Globavend Holdings through dividend distributions subject to certain statutory requirements of having sufficient profits.

Subject to Hong Kong law, the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency, but no dividends shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on a company level. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Globavend Holdings and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries, to Globavend Holdings and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Further, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our HK Subsidiaries. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on any transfer of cash from Globavend Holdings to our HK Subsidiaries or from our HK Subsidiaries to Globavend Holdings and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless,” and “Consolidated Statements of Change in Shareholders’ Equity” in audited financial statements contained in this prospectus or incorporated by reference in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Fan Cheung	Independent Director	Chinese	Hong Kong

K M Lai & Li, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangements for both direct and indirect overseas listings and clarifies the determination criteria for indirect overseas listings in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to regulatory opinions, record filing, approval, other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Globavend Holdings’ daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to our HK Subsidiaries, including Globavend HK, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our HK Subsidiaries, including Globavend HK, the business operation of our HK Subsidiaries, including Globavend HK, and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our HK Subsidiaries, including Globavend HK, becomes subject to the CAC or CSRC review, we cannot assure you that our HK Subsidiaries, including Globavend HK, will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our HK Subsidiaries, including Globavend HK, fail to receive or maintain such permissions or if the required approvals are denied, such HK Subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) our HK Subsidiaries have received all requisite permissions and approvals for the operation of our business in Hong Kong namely the business registration certificate issued by the Hong Kong Business Registration Office, and no such permissions and approvals have been denied, (ii) our HK Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our HK Subsidiaries are established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a special administrative region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how PCAOB fulfills its responsibilities under the HFCA Act.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, our Controlling Shareholder owns approximately 76.4% of our total issued and outstanding Shares, representing approximately 76.4% of the total voting power. As a result, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to our IPO in November 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

On April 16, 2025, we notified Nasdaq that we intend to follow our home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings; and

●	Rule 5250(b)(3), which requires disclosure of third party director and nominee compensation.

We submitted to Nasdaq a written statement by counsel of the Cayman Islands certifying that the above noncompliant practices are not prohibited under the laws of the Cayman Islands, the Company’s home jurisdiction. In future, we may also rely on home country practices with respect to our other corporate governance. As a result of which, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Corporate Information

Our principal executive office is located at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. Our telephone number is (+61) 08 6141 3263. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Ordinary Units being offered:

Up to 21,739,130 Ordinary Units at the public offering price of $0.69 per Ordinary Unit, each consisting of one Ordinary Share, one Series A Warrant to purchase one Ordinary Share and one Series B Warrant to purchase one Ordinary Share. The Ordinary Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Ordinary Shares can each be purchased in this Offering only with the accompanying Series A Warrants and Series B Warrants as part of the Ordinary Units, but the component parts of the Ordinary Units will be immediately separable and issued separately in this Offering.

Pre-Funded Units being offered:

We are also offering to those purchasers, if any, whose purchase of the Ordinary Units in this Offering would result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this Offering, the opportunity to purchase, if they so choose, Pre-Funded Units in lieu of the Ordinary Units. Each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one Ordinary Share, one Series A Warrant to purchase one Ordinary Share and one Series B Warrant to purchase one Ordinary Share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants can each be purchased in this Offering only with the accompanying Series A Warrants and Series B Warrants as part of the Pre-Funded Units, but the component parts of the Pre-Funded Units will be immediately separable and issued separately in this Offering.

For each Pre-Funded Unit that we sell, the number of Ordinary Units that we are offering will be decreased on a one-for-one basis. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time, subject to ownership limitations. The purchase price of each Pre-Funded Unit is equal to the price per Ordinary Unit being sold to the public in this Offering, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit is $0.001 per share. Because we will issue both a Series A Warrant and Series B Warrant as part of each Ordinary Unit or Pre-Funded Unit, the number of Series A Warrant and Series B Warrants sold in this Offering will not change as a result of a change in the mix of the Ordinary Units and Pre-Funded Units sold.

Series A Warrants included in the Units offered:	Series A Warrants to purchase up to 21,739,130 Ordinary Shares. The exercise price per share pursuant to the Series A Warrants will equal to 100% of the price per Ordinary Unit sold in this Offering, or $0.69. The exercise price of the Series A Warrants will be reset immediately following the thirtieth (30th) calendar day (the “Reset Date”) following the issuance date of the Series A Warrants to a price that is equal to 105% of the arithmetic average of the three lowest per share VWAPs of the Ordinary Shares on the trading market for the twenty (20) trading days immediately prior to the Reset Date, provided that such price shall not be lower than the Floor Price (as defined below). The Series A Warrants are immediately separable and will be issued separately in this Offering, but must initially be purchased together with the other component parts of the Units in this Offering. The Series A Warrants will be immediately exercisable and will expire on the one-year anniversary of the original issuance date. The Series A Warrants may be exercised only for a whole number of shares. No fractional shares will be issued upon exercise of the Series A Warrants. This prospectus also relates to the Ordinary Shares issuable upon exercise of the Series A Warrants.

Series B Warrants included in the Units offered:

Series B Warrants to purchase up to 21,739,130 Ordinary Shares. The exercise price per share pursuant to the Series B Warrants will equal to 170% of the price per Ordinary Unit sold in this Offering, or $1.173. The Series B Warrants are immediately separable and will be issued separately in this Offering, but must initially be purchased together with the other component parts of the Units in this Offering. The Series B Warrants will be immediately exercisable and will expire on the one-year anniversary of the original issuance date. The Series B Warrants may be exercised only for a whole number of shares. No fractional shares will be issued upon exercise of the Series B Warrants. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the Series B Warrants.

If, at the time a holder exercises its Warrants, a registration statement registering the issuance or resale of the Ordinary Shares underlying the Warrants under the Securities Act is not then effective or available for the issuance of such Ordinary Shares, then in lieu of making the cash payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Warrants.

In addition to the rights with respect to cashless exercise set forth above, a Series B Warrant holder may, at any time and in its sole discretion, exercise its Series B Warrants in whole or in part by means of a “zero exercise price” option in which the holder will be entitled to receive a number of Ordinary Shares equal to the product of (a) the number of shares that would be issuable upon exercise of the Series B Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 50% of the Low Price. This “zero exercise price” option will only be available at a time when the Low Price is lower than the then applicable Exercise Price. At no time shall the Low Price be lower than the Floor Price. “Floor Price” means the price equal to twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A) (i.e., the lower of the lower of the closing price (as reflected on Nasdaq.com) of the Ordinary Shares immediately preceding the execution of the securities purchase agreement, and (ii) the average closing price of the Ordinary Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the execution of the securities purchase agreement) (which price shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction). As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one Ordinary Share when they could elect the zero exercise price option to receive more Ordinary Shares than they would receive if they did pay an exercise price. As an example, holders of the Series B Warrants may elect to be issued up to 322,113,130 Ordinary Shares upon the exercise of the Series B Warrants assuming the $0.1395 Floor Price.

Ordinary Shares outstanding immediately before this Offering:	14,978,899 Ordinary Shares

Ordinary Shares outstanding immediately after this Offering:	380,570,289 Ordinary Shares(1)

(1)	The number of Ordinary Shares to be outstanding immediately after this Offering is based on 14,978,899 Ordinary Shares as of June 25, 2025. Unless otherwise indicated, all information in this prospectus:

●	Assumes a public offering price of $0.69 per Ordinary Unit.

●	The total number of Ordinary Shares of 380,780,068 includes:

(i)	365,591,390 Ordinary Shares from this Offering (assuming full exercise of any Pre-Funded Warrants issued); and

(ii)	14,978,899 Ordinary Shares currently issued and outstanding.

Best-efforts Offering:

We are offering the Units on a best-efforts basis. We have engaged the Placement Agent as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the Units in this Offering. The Placement Agent has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of the Units.

No minimum offering amount is required as a condition to closing this Offering. We may undertake one or more closings for the sale of the Units. We held an initial closing of the Offering on June 27, 2025, but the Offering will be terminated by July 16, 2025 provided that closing of the Offering for all of the Units have not occurred by such date.

Use of proceeds:

We estimate that the net proceeds to us from this Offering will be approximately $12,956,922.57 at the public offering price of $0.69 per Ordinary Unit, after deducting the Placement Agent’s fees, non-accountable expense allowance and estimated offering expenses payable by us. We intend to use these proceeds for capital expenditures, operating capacity, working capital, general corporate purposes, purchasing warehouses, registration and operation of our overseas business entities, branches and office and potential mergers and acquisitions in the future.

For more information on the use of proceeds, see “Use of Proceeds” on page 34.

Listing:	Our Ordinary Shares are listed on Nasdaq under the symbol “GVH”.

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14, “Item 3. Key Information — D. Risk Factors” in our Annual Report and in other documents incorporated by reference in this prospectus. Nasdaq may also delist our Ordinary Shares for public interest concerns resulting from the dilutive impact and terms of the warrants in this Offering.

Transfer Agent:	VStock Transfer, LLC

RISK FACTORS

An investment in our securities involves significant risk. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. Before making an investment in our securities, you should carefully consider the following information about these risks, including the risk factors described in our Annual Report, and all other information contained or incorporated by reference into this prospectus before deciding to invest in our securities. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Ordinary Shares

The sale of a substantial number of Ordinary Shares as a result of this Offering in addition to the Ordinary Shares that may be issued as a result of the exercise of the Warrants issued in this Offering could cause the price of our Ordinary Shares to fall below the minimum bid price requirements required by the Nasdaq Listing Rules and our Ordinary Shares could be delisted from Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires our Ordinary Shares to have a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”). If we receive a letter from Nasdaq indicating that we are not compliant with the Minimum Bid Price Requirement for 30 consecutive business days, our Ordinary Shares may be delisted from Nasdaq if we are not then eligible for a grace period of 180 calendar days from such notification to achieve compliance. While we obtained shareholder approval to empower the Board to effect a reserve stock spilt of our Ordinary Shares with a ratio ranging from two Ordinary Shares to one Ordinary Shares to two hundred and fifty Ordinary Shares to one Ordinary Share (the “Reverse Stock Split”), given the substantial number of Ordinary Shares that will be sold as a result of this Offering, we cannot assure you that the Reverse Stock Split is sufficient for us to maintain compliance with the Minimum Bid Price Requirement. If we cannot maintain compliance with the Minimum Bid Price Requirement, our Ordinary Shares could be delisted from Nasdaq. Furthermore, if Nasdaq determines that this Offering has raised public interest concerns due to its dilutive effect, we may not be entitled to a grace period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, and our Ordinary Shares could be delisted from Nasdaq.

In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”) provides that if a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days during any bid price compliance period, Nasdaq must issue a delisting determination with respect to that security. The closing price of our Ordinary Shares on Nasdaq on June 25, 2025 was $0.695 per share. A sale of substantial number of Ordinary Shares could depress the trading price of our Ordinary Shares and result in non-compliance of the Low Priced Stock Rule. If we receive a letter from Nasdaq indicating that we are not compliant with the Low Priced Stock Rule, we may timely request a hearing before a Hearings Panel to appeal the delisting determination, which would stay the delisting and suspension of our Ordinary Shares pending the decision of the Hearings Panel. No assurances may be made as to whether our effectuation of a reverse stock would cure any future deficiencies regarding the price of our Ordinary Shares for purposes of the Low Priced Stock Rule.

This offering may result in an immediate trading halt or delisting of our Ordinary Shares from The Nasdaq Capital Market due to public interest concerns.

Under Nasdaq Listing Rule 5101, The Nasdaq Stock Market has broad discretionary authority to terminate the listing of securities, subject to a timely-requested hearing, if it determines that continued listing is not in the public interest, even if the issuer is in compliance with The Nasdaq Stock Market’s enumerated listing criteria. The Series A Warrants and Series B Warrants contain exercise price reset provisions that may result in a downward adjustment to the exercise price, subject to a floor price. As a result of such features, the price of our Ordinary Shares issuable upon exercise of the Series A Warrants and Series B warrants may be substantially below the then existing market price. Further, if the holders of the Series B Warrants elect the “zero exercise price” option, the maximum number of Ordinary Shares issuable upon exercise of the Series B Warrants will equal to the product of (a) the number of shares that would be issuable upon exercise of the Series B Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 50% of the Low Price, resulting in a maximum of 322,113,130 Ordinary Shares issuable upon the exercise of the Series B Warrants (assuming the exercise price is reduced to the Floor Price). If The Nasdaq Stock Market determines the terms of this offering raise public interest concerns due to the dilutive nature of the transaction, or any other reason, The Nasdaq Stock Market may issue a determination letter to delist our Ordinary Shares pursuant to its discretionary authority under Listing Rule 5101. In that event, even if we were to timely request a hearing with respect to The Nasdaq Stock Market’s determination to delist our Ordinary Shares, The Nasdaq Stock Market may still impose an immediate halt on the trading of our Ordinary Shares pursuant to Nasdaq Listing Rule 4120(a)(5) pending the outcome of such hearing. If trading in our Ordinary Shares were to be halted or if The Nasdaq Stock Market were to determine to delist our Ordinary Shares, investors could lose all or part of their investment and our ability to raise additional capital through the public or private sale of equity securities would be adversely affected.

We are aware of public disclosures by other Nasdaq-listed companies disclosing that such companies received notification letters from Nasdaq indicating that Nasdaq determined to delist such companies or impose an immediate trading halt as a result of public interest concerns related to offerings of warrants with zero exercise price or similar features, the terms of which, or the potential dilutive effect of which, are similar to this Offering (and in some cases, less dilutive than this Offering). To date, Nasdaq has not released formal guidance as to an acceptable level of dilution or terms with respect to these offering structures. As such, Nasdaq may also delist our Ordinary Shares for public interest concerns resulting from the dilutive impact and terms of the common warrants in this Offering regardless of whether we are in compliance with other continued listing criteria of Nasdaq.

If an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

An active trading market may not develop or, if developed, may not be sustained for the trading of our Ordinary Shares. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	Regulatory developments affecting us or our industry;

●	Variations in our revenues, profit, and cash flow;

●	Changes in the economic performance or market valuations of other financial services firms;

●	Actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	Changes in financial estimates by securities research analysts;

●	Detrimental negative publicity about us, our services, our officers, our directors, our Controlling Shareholder, our business partners, or our industry;

●	Announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	Additions to or departures of our senior management;

●	Litigation or regulatory proceedings involving us, our officers, our directors, or our Controlling Shareholder;

●	Release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares;

●	Sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable securities rules and regulations. The Exchange Act requires, among other things, that we file annual and current reports with the SEC with respect to our business and operating results. Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources.

As a result of disclosure of information in our annual report on Form 20-F and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless.

Globavend Holdings is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from Globavend Holdings to our subsidiaries in Hong Kong or from such subsidiaries to Globavend Holdings, our shareholders, and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition, and results of operations could be adversely affected, and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

We are a public company in the United States subject to the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations as a public company may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of management’s preparation and our independent registered public accounting firm’s auditing our consolidated financial statements for the year ended September 30, 2024, we have identified a material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weaknesses, we have implemented and will continue to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists, and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Section 404 of the Sarbanes-Oxley Act requires us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal control or the level at which our control is documented, designed, operated, or reviewed, or if it interprets relevant requirements differently from us.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

Our Ordinary Shares are currently listed on Nasdaq. Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

If we fail to comply with the continued listing requirements to remain listed on Nasdaq, such as the Minimum Bid Price Requirement, Nasdaq may delist our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	A limited availability of market quotations for our Ordinary Shares;

●	Reduced liquidity for our Ordinary Shares;

●	A determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	A limited amount of news about us and analyst coverage of us; and

●	A decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends under our Memorandum and Articles. The declaration and payment of all dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares, and you may even lose your entire investment in our Ordinary Shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

The trading market may be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage, and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which, in turn, could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited.

We are a company incorporated under the laws of the Cayman Islands. We conduct substantially all our operations in Hong Kong and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our counsel as to the laws of the Cayman Islands has also informed us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect to multiple damages, taxes, or other charges of a like nature or in respect to a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in our Company’s Articles. A Cayman Islands-exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of members, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2021 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, currently, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act. The ES Act continues to evolve and its application is subject to further clarification by regulatory authority. We may need to allocate additional resources to keep updated with these developments, and we may have to make changes to our operations in order to comply with all requirements under the ES Act.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	The selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards.

On April 16, 2025, we notified Nasdaq that we intend to follow its home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings; and

●	Rule 5250(b)(3), which requires disclosure of third party director and nominee compensation.

We submitted to Nasdaq a written statement by counsel of the Cayman Islands certifying that the above noncompliant practices are not prohibited under the laws of the Cayman Islands, the Company’s home jurisdiction. In future, we may also rely on home country practices with respect to our other corporate governance. As a result of which, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering in November 2023. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We have incurred increased costs as a result of being a public company, and may incur additional costs after we cease to qualify as an “emerging growth company.”

As a U.S. public company, we have incurred significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in November 2023, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we are required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate 11,444,790 of our Ordinary Shares, representing approximately 76.4% of the total voting power. We are therefore a “controlled company” as defined under the Nasdaq Stock Market Rules.

Under Rule 4350(c) of Nasdaq, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of Nasdaq, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Risks Related to the Units and the Securities Offered

There is no public market for the Series A Warrants, the Series B Warrants or the Pre-Funded Warrants.

The Series A Warrants, the Series B Warrants and the Pre-Funded Warrants offered in this Offering are not and will not be listed on any securities exchange. Also, we do not intend to apply to have the Warrants listed on any securities exchange. Consequently, there is no public trading market for the Warrants, and we do not expect a market to develop. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the Warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our Ordinary Shares to which these Warrants are exercisable. Investors should be prepared to bear the risk of investment in the Warrants indefinitely.

This is a best efforts Offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Units in this Offering. The Placement Agent has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of the Units. There is no required minimum number of Units that must be sold as a condition to completion of this Offering. Because there is no minimum offering amount required as a condition to the closing of this Offering, the actual offering amount, Placement Agent’s fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Offering will not receive a refund in the event that we do not sell an amount of Units sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the Offering to close, investors in this Offering will not receive a refund in the event that we do not sell an amount of Units sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount in connection with this Offering. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this Offering. Further, any proceeds from the sale of the Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Upon closing of this Offering, investor funds will not be returned under any circumstances whether during or after this Offering.

Lack of voting rights.

Holders of the Warrants will not have the same voting rights as those associated with our Ordinary Shares and may have no voting rights with respect to the shares underlying the Warrants until such Ordinary Shares are acquired upon exercise of the Warrants. As a result, if such holders do not exercise their Warrants, they will not have any influence over matters requiring shareholders’ approval during the period they hold the Warrants.

Exercise and conversion dilution.

The exercise of the Warrants will increase the number of Ordinary Shares issued and outstanding, which will dilute the ownership interests of existing shareholders. The amount of dilution, or the reduction in value to existing shares of Ordinary Shares, is determined by the amount of shares ultimately obtained upon the exercise of the Warrants relative to the number of shares of Ordinary Shares outstanding at the time of exercise.

If the Units are deemed to be non-compliant with Nasdaq rules, we may be required to amend the terms of the Warrants, and could be subject to delisting.

While the Company believes the Units (and the underlying securities) are compliant with the rules and regulations of Nasdaq, the Company cannot provide any guarantee that the Units, or, based on the Units, this Offering are compliant with such rules and regulations, and Nasdaq may require amendment to the terms of the Warrants in order to comply with its rules and regulations including terms that are less favorable to the investors in this Offering. Additionally, if we are unable to adequately address Nasdaq rules, our Ordinary Shares could be subject to delisting from Nasdaq, which would materially adversely affect our liquidity and investors’ investment in our securities.

If the holders of the Series B Warrants elect to exercise such warrants using the zero exercise price option, we may not receive any additional funds and our Shareholders will suffer substantial dilution.

The Series B Warrants contain a zero exercise price provision which provides the holders the right, at their option, to receive a number of Ordinary Shares equal to the product of (a) the number of shares that would be issuable upon exercise of the Series B Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 50% of the Low Price. This “zero exercise price” option is only available at a time when the Low Price is lower than the then applicable Exercise Price. At no time can the Low Price be lower than the Floor Price. As a result of this feature, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants in these circumstances because it is highly unlikely that a Series B Warrant holder will elect to pay an exercise price in cash to receive one Ordinary Share at a time when they could elect the zero exercise price option to receive more Ordinary Shares than they would receive if they did pay an exercise price.

Based on the Floor Price of $0.1395, an exercising holder of a Series B Warrant is entitled to receive up to 15 Ordinary Shares for each Series B Warrant they exercise if the market price for the Ordinary Shares drops to the Floor Price, or 322,113,130 Ordinary Shares in the aggregate. If holders elect the zero exercise price option, on this basis, such exercise will result in substantial dilution to stockholders.

The Warrants have beneficial ownership limitations.

An investment in the Units involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation that the Warrants are subject to. The terms of the Warrants prohibit any single holder from exercising the Warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding Ordinary Shares immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to sell or exercise the Warrants when it may be most advantageous to do so, which could affect the value of their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our ability to comply with continued listing requirements of Nasdaq;

●	risks related to the immediate halting or delisting of our Ordinary Shares from Nasdaq;

●	risks relating to ownership of our Ordinary Shares, including high volatility and dilution;

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products distributed by us;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our Annual Report, which is incorporated by reference herein.

You should refer to the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and the documents incorporated by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Market size of the global e-commerce economy

According to a publicly available research report published by International Market Analysis Research and Consulting (“IMARC”), the global e-commerce market size reached $27.4 trillion in 2024, representing a 20.4% year-over-year (“y-o-y”) increase compared to 2023. The chart below shows the historical growth of the global e-commerce market:

(source: IMARC)

Looking forward, IMARC expects the global e-commerce market to reach $94.2 trillion by 2033, exhibiting a compound annual growth rate (“CAGR”) of 14.3% during 2025-2033. The chart below shows the market forecast for 2025 to 2033:

(source: IMARC)

Market size of the global e-commerce economy in Asia Pacific

In 2024, Asia Pacific represented the largest region for e-commerce globally, accounting for a share of 56.0% of the total market, reaching the value of $15.19 trillion. It was followed by North America (21.5%), Europe (16.4%), Latin America (3.2%) and Middle East and Africa (2.9%). The chart below shows the distribution of the global e-commerce market by region:

(source: IMARC)

IMARC expects the e-commerce market in Asia Pacific to reach $59.41 trillion by 2033, exhibiting a CAGR of 15.8% during 2025-2033. The chart below shows the Asia Pacific e-commerce market forecast for 2025 to 2033:

(source: IMARC)

Market size of the global e-commerce economy in Australia

According to IMARC, the e-commerce market reached a value of $172 billion in 2024, representing a CAGR of 24.3% during 2019 to 2024. IMARC expects the e-commerce market in Australia to reach $777 billion by 2033, exhibiting a CAGR of 17.7% during 2025-2033. The chart below shows the Australia e-commerce market forecast for 2025 to 2033:

(source: IMARC)

According to the Australia Post, a total of 9.8 million households in Australia made an online purchase in 2024, representing a 2.3% y-o-y increase compared with 2023, which is another new record. The chart below shows the record number of Australian household shopping online:

(source: Australia Post)

The e-commerce logistics market

E-commerce logistics is the entirety of all processes required for logistics management in online retail. This includes:

●	storage planning and choice of warehouse type;

●	inbound logistics with quality control;

●	consolidation and order picking;

●	outbound logistics with packaging and handover to transport service providers;

●	shipment tracking; and

●	delivery management including returns management.

Market size of the global e-commerce logistics market

According to IMARC, the global e-commerce logistics market size reached $401.9 billion in 2024, representing a 17.6% y-o-y increase compared to 2023. The chart below shows the historical growth of the global e-commerce logistics market:

(source: IMARC)

IMARC expects that by 2033, the global e-commerce logistics market will reach the value of $1,909.9 trillion, representing a CAGR of 18.9%. The chart below shows the global e-commerce logistics market forecast for 2025 to 2033:

(source: IMARC)

Market size of the e-commerce logistics in Asia Pacific

In 2024, Asia Pacific represented the largest market for e-commerce logistics, accounting for a share of 51.4% with the total value of $206.4 million. It was followed by North America (22.0%), Europe (20.5%), Latin America (3.2%) and Middle East and Africa (2.9%). The chart below shows the market breakup by region:

(source: IMARC)

IMARC expects that by 2033, Asia Pacific will continue to be the largest market for the e-commerce logistics market globally, accounting for a share of 54.1%. Asia Pacific is expected to be followed by North America (20.3%), Europe (19.4%), Latin America (3.2%), and Middle East and Africa (3.0%).

Market size of the e-commerce logistics in Australia

According to IMARC, the e-commerce logistics market has a value of $2.6 billion in 2024, representing a CAGR of 22.4% during 2019 to 2024. IMARC expects the e-commerce logistics market in Australia to reach $13.6 billion by 2033, exhibiting a CAGR of 20.6% during 2025 to 2033. The charts below show (i) the Australian e-commerce logistics market in 2019 and 2024 and (ii) the Australian e-commerce logistics market forecast for 2025 to 2033:

(source: IMARC)

(source: IMARC)

USE OF PROCEEDS

We estimate that we will receive approximately $12,956,922.57 in net proceeds from the sale of 21,739,130 Ordinary Units offered by us in this Offering, after deducting the Placement Agent’s fees, non-accountable expense allowance and estimated offering expenses of approximately $793,077.13 payable by us and assuming no sale of any Pre-Funded Units and no exercise of any Warrants.

We intend to use these proceeds for capital expenditures, operating capacity, working capital, general corporate purposes, purchasing warehouses, registration and operation of our overseas business entities, branches and office and potential mergers and acquisitions in the future. However, we currently have no present agreements or commitments for any such acquisitions.

This expected use of the net proceeds from this Offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our business.

Each 100,000 Ordinary Units increase (decrease) in the number of Ordinary Units offered by us in this Offering would increase (decrease) the net proceeds to us from this Offering by approximately $201,725.02, and assuming no change in the public offering price per Ordinary Unit and after deducting the estimated Placement Agent’s fees, non-accountable expense allowance and estimated offering expenses payable by us and assuming no exercise of any Warrants and no issuance of any Pre-Funded Units in the offering.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended September 30, 2022, 2023 and 2024, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the years ended September 30, 2024, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with entire the amount due to our Controlling Shareholder.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles of Association, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on company level.

We are a holding company incorporated in the Cayman Islands with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro-forma basis to give effect to the sale of 47,776 Ordinary Shares to Square Gate Master Fund, LLC — Series 1 as true-up shares on November 7, 2024, pursuant to the Registration Statement on Form F-1 (File No. 333-280554); and

●	on a pro-forma as adjusted basis to give effect to the above and the issuance of all 21,739,130 Ordinary Units in this Offering at the public offering price of $0.69 per Ordinary Unit, assuming no sales of Pre-Funded Units and no exercise of the Warrants issued in connection with this Offering, after deducting Placement Agent’s fees, non-accountable expense allowance and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included in our Annual Report, which is incorporated by reference herein.

	As of September 30, 2024
	Actual (Audited)	Pro Forma (Unaudited)	Pro Forma As Adjusted (Unaudited)
Ordinary Shares, $0.001 par value per share: 50,000,000 shares authorized; 14,931,123 shares issued and outstanding; 14,978,899 shares issued and outstanding, pro forma; 36,718,029 shares issued and outstanding, pro forma as adjusted;	$14,931	$14,979	$36,718
Subscription receivable	(13,125)	(13,125)	(13,125)
Additional paid-in capital	3,454,741	3,491,122	16,413,406
Retained earnings	1,712,979	1,712,979	1,712,979
Total shareholders’ equity	$5,169,526	$5,205,955	$18,149,978

DILUTION

Purchasers of our Units in this Offering will experience an immediate and substantial dilution in the pro forma net tangible book value of their shares of Ordinary Shares. Dilution in pro forma net tangible book value represents the difference between the public offering price per share and the pro forma net tangible book value per share of our Ordinary Shares immediately after the Offering.

The historical net tangible book value of our Ordinary Shares as of September 30, 2024 was $4,795,240 or $0.32 per share. Historical net tangible book value per share of our Ordinary Shares represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of Ordinary Shares outstanding as of that date. The deferred costs of $374,286 are considered intangible assets as they relate to the offering of Ordinary Shares of the Company. The historical pro forma net tangible book value of our Ordinary Shares as of September 30, 2024 after giving effect to the sale of the sale of 47,776 Ordinary Shares to Square Gate Master Fund, LLC — Series 1 as true-up shares on November 7, 2024 is also $0.32.

After giving further effect to the sale of a total of 21,739,130 Ordinary Units in this Offering at the public offering price of $0.69 per Ordinary Unit (assuming no issuance of any Pre-Funded Units, no exercise of any Warrants and 100% of the securities offered in this Offering are sold), less the Placement Agent’s fees, non-accountable expense allowance and other expenses of $793,077 for net proceeds of $12,944,022.57, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been $17,775,692.00 or $0.48 per Ordinary Share.

This represents an immediate increase in the pro forma as adjusted net tangible book value per share of $0.16 to the existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of $0.21 to new investors who purchase Units in the offering. The following table illustrates this per share dilution to new investors:

Public offering price per Ordinary Unit	$0.69
Historical pro forma net tangible book value of our Ordinary Shares as of September 30, 2024	$0.32
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Units in this Offering	$0.16
Pro forma as adjusted net tangible book value per Ordinary Share after this Offering	$0.48
Dilution per Ordinary Share to new investors in this Offering	$0.21

The above discussion and table are based on 14,931,123 shares of our Ordinary Shares outstanding as of September 30, 2024, and 14,978,899 shares of our Ordinary Shares outstanding as of the date of this prospectus on a pro forma basis.

To the extent that outstanding warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DESCRIPTION OF SHARE CAPITAL

The following description of the share capital of the Company and the provisions of our Memorandum and Articles of Association are summaries, do not purport to be complete and is qualified in its entirety by reference to our Memorandum and Articles of Association, filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

Our Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$2,000,000 divided into 2,000,000,000 Ordinary Shares, par value of US$0.001 each. As of the date of this prospectus, 14,978,899 Ordinary Shares are issued and outstanding, and are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Notwithstanding the aforesaid, where the chairman of the meeting allows a resolution which relates to a procedural or administrative matter to be voted on by a show of hands, a poll may be demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares which are not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Shares unless:

●	The instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred or other shares and to determine, with respect to any series of preferred or other shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred or other shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge or for a nominal charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred or other shares in one or more series and to designate the price, rights, preferences, voting powers, privileges and restrictions of such shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by in the case of a scheme of arrangement with members or class of members, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the class of creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

The Ordinary Shares are listed on the Nasdaq under the symbol “GVH”. On June 25, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $0.695 per share.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11593.

History of Ordinary Shares Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Globavend Investments Limited	May 22, 2023	13,125,000	US$	13,125.00
R.F. Lafferty & Co., Inc.(1)	November 10, 2023	1,500,000	US$	6,000,000.00
Square Gate Capital Master Fund, LLC – Series 1	June 4, 2024	306,123		—
	November 7, 2024	47,776		—

(1)	As representative of the underwriters for the initial public offering of the Company.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Units

We are offering the Ordinary Units at the public offering price of $0.69 per Ordinary Unit. Each Ordinary Unit consists of one Ordinary Share, one Series A warrant to purchase one Ordinary Share, and one Series B warrant to purchase one Ordinary Share at the public offering price of $0.69 per Ordinary Unit. The Ordinary Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Ordinary Shares can be purchased in this Offering only with the accompanying Series A Warrants and Series B Warrants as part of the Ordinary Units, but the component parts of the Ordinary Units will be immediately separable and issued separately in this Offering.

Pre-Funded Units

We are offering Pre-Funded Units at a price equal to the price per Ordinary Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per Ordinary Share. Each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one Ordinary Share, one Series A Warrant and one Series B Warrant. For each Pre-Funded Unit that we sell, the number of Ordinary Units that we are offering will be decreased on a one-for-one basis. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants, Series A Warrant and Series B Warrants are immediately separable, will be issued separately in this Offering and may be transferred separately immediately upon issuance.

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the terms and provisions of the form of Series A Warrant. Prospective investors should carefully review the terms and provisions set forth in the form of Serie A Warrant.

Exercisability. The Series A Warrants are exercisable at any time after their original issuance and at any time up to the date that is one year after their original issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. If a registration statement registering the issuance of the Ordinary Shares underlying the Series A Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Series A Warrant. No fractional shares will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole Ordinary Share purchasable upon exercise of the Series A Warrants is 100% of the price per Ordinary Unit sold in this Offering, or $0.69. The exercise price of each Series A Warrant will be reset immediately following the thirtieth (30th) calendar day (the “Reset Date”) following the issuance date of the Series A Warrants to a price equal to 105% of the arithmetic average of the sum of the three lowest per share VWAPs of the Ordinary Shares on Nasdaq for the five (5) trading days immediately prior to the Reset Date, provided that such price shall not be lower than the Floor Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the Series A Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Warrants will be limited.

Fundamental Transactions. In the event of a Fundamental Transaction (as defined in the Series A Warrant) and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration receivable as a result of such Fundamental Transaction by holders of the number of Ordinary Shares for which the Series A Warrants are exercisable immediately prior to such Fundamental Transaction without regard to any limitations on exercise contained in the Series A Warrants. The holders of the Series A Warrants may also require us or any successor entity to purchase the Series A Warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the Series A Warrant) equal to the Black Scholes value (as defined in the Series A Warrant) of the remaining unexercised portion of the Series A Warrant on the date of the fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Series A Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Series A Warrant.

Series B Warrants

The following summary of certain terms and provisions of the Series B Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the terms and provisions of the form of Warrant. Prospective investors should carefully review the terms and provisions set forth in the form of Series B Warrant.

Exercisability. The Series B Warrants are exercisable at any time after their original issuance and at any time up to the date that is one year after their original issuance. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. If a registration statement registering the issuance of the Ordinary Shares underlying the Series B Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Series B Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Series B Warrant. No fractional shares will be issued in connection with the exercise of a Series B Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole Ordinary Share purchasable upon exercise of the Series B Warrants is equal to 170% of the price per Ordinary Unit sold in this Offering, or $1.173.

Zero Exercise Price. A holder of Series B Warrants may, at any time and in its sole discretion, exercise its Series B Warrants in whole or in part by means of a “zero exercise price” option in which the holder is entitled to receive a number of Ordinary Shares equal to the product of (a) the number of shares that would be issuable upon exercise of the Series B Warrant in accordance with the terms of such warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the exercise price minus the Low Price by (ii) 50% of the Low Price. This “zero exercise price” option is only available at a time when the Low Price is lower than the then applicable Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Series B Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the Series B Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Warrants will be limited.

Fundamental Transactions. In the event of a Fundamental Transaction (as defined in the Series B Warrant) and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Series B Warrants will be entitled to receive upon exercise of the Series B Warrants the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration receivable as a result of such Fundamental Transaction by holders of the number of Ordinary Shares for which the Series B Warrants are exercisable immediately prior to such Fundamental Transaction without regard to any limitations on exercise contained in the Series B Warrants. The holders of the Series B Warrants may also require us or any successor entity to purchase the Series B Warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the Series B Warrant) equal to the Black Scholes value (as defined in the Series B Warrant) of the remaining unexercised portion of the Series B Warrant on the date of the fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Series B Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Series B Warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.

The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this Offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this Offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Ordinary Shares, and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise of Pre-Funded Warrants. Each Pre-Funded Warrant is exercisable for one Ordinary Share, with an exercise price equal to $0.001 per Ordinary Share, at any time up to the date that is one year after their original issuance. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying Ordinary Shares until the Pre-Funded Warrant is exercised.

The exercise price and the number of Ordinary Shares issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Ordinary Shares. The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such Pre-Funded Warrant holders are utilizing the cashless exercise provision of the Pre-Funded Warrants.

The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants unless there is not an effective registration statement covering the issuance of the shares underlying the Pre-Funded Warrants (in which case, the Pre-Funded Warrants may only be exercised via a “cashless” exercise provision). Upon the holder’s exercise of a Pre-Funded Warrant, we will issue the Ordinary Shares issuable upon exercise of the Pre-Funded Warrant within one trading day following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-Funded Warrants to purchase Ordinary Shares, holders of the Pre-Funded Warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote, except as set forth therein.

The Pre-Funded holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any Pre-Funded Warrant holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Pre-Funded Warrants.

Exchange Listing. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other trading system.

MATERIAL INCOME TAX CONSIDERATIONS

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Material Australian Tax Considerations

The following discussions provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary Shares issued by us.

This discussion is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).

It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary Shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. We, our officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.

Prospective purchasers of our Ordinary Shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Ordinary Shares, based on their particular circumstances.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of our Ordinary shares if you hold our Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

For this summary, a holder of our Ordinary Shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder”.

Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder”.

Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia’s tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.

Taxation of the Company

As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million (US$78 million) that are subject to a reduced corporate income tax rate of 25% for the 2021/2022 income year and up to the date of this prospectus. The Company is not considered an Australian company for the years ended September 30, 2022, 2023 and 2024.

Taxation of Australian Resident Holders

Taxation of Dividends

Dividends paid by us on our Ordinary Shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.

Individuals and complying superannuation entities

Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Companies

Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and partnerships

Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset equal to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Qualified Persons

The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period — starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend — in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Iris Energy ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

For Australian Resident Holders, who hold their Ordinary Shares on capital account, the future disposal of Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary Shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their Ordinary Shares in Iris Energy to the extent that the capital proceeds exceed the cost base of their Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the cost base of their Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder with respect to the disposal of our Ordinary Shares.

Cost base of an Ordinary Share

The cost base of an Ordinary Share will generally be equal to the cost of acquiring the Ordinary Share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees).

CGT Discount

The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary Shares.

The CGT discount is:

●	One-half if the Australian Resident Holder is an individual or trustee: meaning only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and

●	One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.

The CGT discount is not available to Australian Resident Holders that are companies.

If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Taxation of Non-Australian Holders

Taxation of Dividends

Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax. As the Company is not regarded as an Australian company for taxation purposes, Non-Australian Holders should not be subject to Australian dividend withholding tax on their Ordinary Shares dividends.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

As we are not considered an Australian company, Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those Ordinary Shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares.

Dual Residency

If a holder of Ordinary Shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.

General Australian Tax Matters

The below comments apply to both Australian Resident Holders and Non-Australian Holders.

Stamp Duty

No Australian stamp duty is payable on the issue, transfer and/or surrender of the Ordinary Shares, provided that the securities issued, transferred and/or surrendered do not represent 90% or more of our issued shares.

Goods and Services Tax

No Australian GST will be payable on the supply of the Ordinary Shares.

Subject to certain requirements, there may be a restriction on the entitlement of holders of our Ordinary Share to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of our Ordinary Shares (e.g. lawyer’s and accountants’ fees).

New Zealand Profits Taxation

We believe that the Company, or Globavend HK, should not be treated as tax resident in New Zealand for New Zealand income tax purposes because each of them is not incorporated in New Zealand, does not have its head office or center of management in New Zealand and its board of directors does not exercise control of the company in New Zealand. However, there can be no assurance that the New Zealand taxation authorities will ultimately take a view that is consistent with us.

Provided that the Company is not tax resident in New Zealand for New Zealand income tax purposes:

●	it will be subject to New Zealand income tax on income it derives or is deemed to derive which has a New Zealand source (such as income derived from or attributable to a permanent establishment that Globavend HK has or is deemed to have in New Zealand, and dividends it receives from a New Zealand tax resident company);

●	holders of our Ordinary Shares who are not New Zealand tax residents should not be subject to New Zealand income tax on distributions by Globavend HK or gains realized from the sale or other disposition of our Ordinary Shares; and

●	holders of our Ordinary Shares who are New Zealand tax residents will be subject to New Zealand income tax on income which they derive or are deemed to derive from the holding and disposition of our Ordinary Shares at the rate applicable to that holder (currently of up to 33%). It is possible that the rate of New Zealand income tax in such situations may be reduced or eliminated by the operation of an applicable double tax agreement between New Zealand and another jurisdiction in which the holder is tax resident. It is also possible that the amount of tax payable in New Zealand may be reduced or offset by a tax credit available for non-New Zealand taxes paid by or on behalf of the holder.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this Offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gains recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us with respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions with respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those which hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss with respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains with respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated June 26, 2025, we have engaged the Placement Agent to act as our placement agent in connection with this Offering. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this Offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this Offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our securities in this Offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this Offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporate by reference herein in connection with the purchase of our securities in this Offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 90 days following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 60 days from closing of the offering, subject to certain exceptions. The Placement Agent may engage sub-agents or selected dealers to assist with this Offering.

We will deliver to the investors the Ordinary Shares included in the Units electronically and will mail such investors physical warrant certificates for the Pre-Funded Warrants, Series A Warrants and Series B Warrants included in the Units, upon closing and receipt of investor funds for the purchase of the Units offered pursuant to this prospectus. We may undertake one or more closings for the sale of the Units to the investors. We held an initial closing on June 27, 2025, but the Offering will be terminated by July 16, 2025, provided that the closing(s) of the Offering for all of the Units have not occurred by such date. Any extensions or material changes to the terms of the Offering will be contained in an amendment to this prospectus. We expect initial delivery of the Ordinary Shares, Pre-Funded Warrants, Series A Warrants and Series B Warrants comprising the Units being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about June 27, 2025.

A form of the placement agency agreement is filed as Exhibit 10.1 to the registration statement of which this prospectus is part. A form of the securities purchase agreement is filed as Exhibit 10.2 to the registration statement of which this prospectus is part.

Fees and Expenses

The following table shows the total Placement Agent’s fees we will pay in connection with the sale of the Units in this Offering, assuming the purchase of all of the Units we are offering.

	Per Ordinary Unit	Per Pre-Funded Unit	Total
Public offering price	$0.69	$0.689	$14,999,999.7
Placement Agent’s commissions(1)	$0.0483	$0.0483	$1,050,000
Proceeds, before expenses, to us(2)	$0.6417	$0.6407	$13,949,999.7

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the gross proceeds of this Offering, a non-accountable expense allowance equal to half percent (0.5%) of the gross proceeds raised and to reimburse the Placement Agent for certain expenses incurred relating to this Offering in the amount of $125,000.

(2)	The amount of offering proceeds to us presented in this table does not give effect to exercise of any Warrants.

We estimate the total expenses payable by us for this Offering to be approximately $2,043,077.10, which amount includes (i) a Placement Agent’s fee of $1,050,000, assuming the purchase of all of the Units we are offering; (ii) the Placement Agent’s non-accountable expense allowance in the amount of $75,000 in connection with this Offering; (iii) the Placement Agent’s accountable expenses in the amount of up to $125,000 in connection with this Offering; and (iv) other estimated expenses of approximately $793,077.10, which include legal, accounting, printing costs and various fees associated with the registration of the Ordinary Units and listing of our Ordinary Shares.

Tail Financing

The Company and the Placement Agent agreed, unless the engagement between the Company and the Placement Agent has been terminated by the Company for cause, for a period of twelve (12) months from the closing of this offering, and subject to the occurrence of such closing, if the Company completes any financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors who were first introduced to the Company by the Placement Agent during the period from March 28, 2025 through the closing of this offering, then the Company will pay the Placement Agent upon the closing of such financing an aggregate cash fee equal to seven percent (7.0%) of the aggregate gross proceeds of such financing.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “GVH”. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, if any, or by their affiliates, and the Placement Agent may distribute prospectus electronically. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

In connection with this Offering, the Placement Agent may distribute prospectuses by electronic means, such as e-mail.

Pricing of this Offering

The public offering price for our securities has been determined through negotiations between us and the investors in this Offering. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we, the Placement Agent and the investors in this Offering believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The public offering price of the Ordinary Units (or Pre-Funded Units in lieu thereof) in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the Ordinary Units by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the Placement Agent may provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions.

Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total anticipated expenses, excluding underwriter discounts and commissions, expected to be incurred in connection with the offer and sale of the Ordinary Units by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates, in United States dollars:

SEC registration fee	$18,980.73
FINRA filing fee	$19,096.40
Printing and engraving expenses	$5,000
Legal fees and expenses	$500,000
Accounting fees and expenses	$150,000
Miscellaneous expenses	$100,000
Total	$793,077.10

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of the laws of Cayman Islands and the BVI law will be passed upon for us by Conyers Dill & Pearman. We are being represented by Sullivan & Worcester LLP with respect to certain legal matters of U.S. federal securities. We may rely upon K M Lai & Li with respect to matters governed by Hong Kong law. Univest Securities, LLC, the Placement Agent, is being represented by Lucosky Brookman LLP in connection with this Offering.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2022, 2023 and 2024 incorporated in this prospectus by reference to the Annual Reports on Form 20-F for the years ended September 30, 2023 and 2024 have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 999 18th Street, Suite 3000, Denver, CO, 80202 USA.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this Offering under the federal securities laws of the United States or of any state in the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Fan Cheung	Independent Director	Chinese	Hong Kong

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2024 filed with the SEC on February 12, 2025;

●

Our Current Reports on Form 6-K filed with the SEC on February 18, 2025, April 10, 2025, April 28, 2025 and May 27, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Mr. Frank Yau
Office 1401, Level 14, 197 St Georges Tce
Perth, WA 6000
Australia
Telephone: (61) 08 6141 3263

You also may access the incorporated reports and other documents referenced above on our website at https://www.globavend.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Globavend Holdings Limited

Up to 21,739,130 Ordinary Units (Each Contains One Ordinary Share,
One Series A Warrant* to Purchase One Ordinary Share and
One Series B Warrant* to Purchase One Ordinary Share)
Up to 21,739,130 Pre-Funded Units (Each Contains One Pre-Funded Warrant,
One Series A Warrant* to Purchase One Ordinary Share and
One Series B Warrant* to Purchase One Ordinary Share)

*Up to 21,739,130 Series A Warrants to Purchase One Ordinary Share included in the Units or Pre-Funded Units

*Up to 21,739,130 Series B Warrants to Purchase One Ordinary Share included in the Units or Pre-Funded Units

Up to 21,739,130 Ordinary Shares included in the Ordinary Units
Up to 21,739,130 Ordinary Shares Underlying the Pre-Funded Warrants
Up to 21,739,130 Ordinary Shares Underlying the Series A Warrants
Up to 322,113,130 Ordinary Shares Underlying the Series B Warrants

PROSPECTUS

Univest Securities, LLC

June 26, 2025